Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

November 12, 2024

Grid Dynamics Holdings, Inc.

5000 Executive Parkway, Suite 520

San Ramon, CA, California 94583

Ladies and Gentlemen:

We have acted as counsel to Grid Dynamics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 to which this opinion is filed as an exhibit (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the sale by the Company from time to time of common stock, par value $0.0001 per share (“Common Stock”), of the Company.

We have examined copies of the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company, the Registration Statement, the prospectus included in the Registration Statement (the “Prospectus”), relevant resolutions adopted by the Company’s Board of Directors (the “Board of Directors”), and other records and documents that we have deemed necessary for the purpose of this opinion.

We have also examined the specimen Common Stock and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, papers, statutes and authorities as we have deemed necessary to form a basis for the opinions hereinafter expressed.

In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any Common Stock, (i) the Company shall have duly authorized the issuance and sale of such Common Stock and such authorization shall not have been modified or rescinded; (ii) such parties other than the Company shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such parties, and we have also assumed that upon the execution and delivery by such parties of such documents that such documents shall constitute valid and binding obligations of such parties; (iii) the Registration Statement shall be effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such Common Stock.

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Grid Dynamics Holdings, Inc.

November 12, 2024

Based on and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that when (i) all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company under the Registration Statement and any prospectus supplement relating thereto, and (ii) such shares of Common Stock are issued, delivered and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the applicable underwriting or other agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other country, state or jurisdiction.

This opinion is limited to matters expressly set forth herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein.

The opinions expressed herein are given as of the date hereof, and we assume no obligation to update or supplement such opinions after the date hereof.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Registration Statement and in the related prospectus or any supplemental prospectus thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP